CERTIFICATION

J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12
Commercial Mortgage Pass-Through Certificates
Series 2007-LDP12 (the “Trust”)

I, Brian Baker, the President and Chief Executive Officer of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor into the above-referenced Trust, certify that:

1.           I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this annual report on Form 10-K, of the Trust (the “Exchange Act Periodic Reports”);

2.           Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.           Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.           Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the master servicer and the special servicer have fulfilled their obligations under the Pooling and Servicing Agreement in all material respects; and

5.           All of the reports on assessment of compliance with servicing criteria and their related attestation reports on assessment of compliance with servicing criteria required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:  Wells Fargo Bank, N.A. as Master Servicer, J.E. Robert Company, Inc. as Special Servicer, LaSalle Bank National Association as Trustee, Midland Loan Services, Inc. as sub-servicer for Wells Fargo Bank, N.A., Wachovia Bank, National Association as Master Servicer for the Carespring Portfolio and Logan Portfolio loans, Global Realty Outsourcing, Inc. as sub-servicer for Wachovia Bank, National Association for the Carespring Portfolio and Logan Portfolio loans, First American Commercial Real Estate Services, Inc. as sub-servicer for Wachovia Bank, National Association for the Carespring Portfolio and Logan Portfolio loans, CWCapital Asset Management LLC as Special Servicer for the Carespring Portfolio and Logan Portfolio loans, and LaSalle Bank National Association as Trustee for the Carespring Portfolio and Logan Portfolio loans.

Date:   March 27, 2008

By: /s/ Brian Baker
President and Chief Executive Officer
J.P. Morgan Chase Commercial Mortgage Securities Corp.
(senior officer in charge of securitization of the depositor)